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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
First Community Bancorp:

        We consent to the incorporation by reference in the registration statements (No. 333-124948) on Form S-3 and (Nos. 333-43330, 333-101025, 333-107636 and 333-138542) on Form S-8 of First Community Bancorp of our report dated February 28, 2008, with respect to the consolidated balance sheets of First Community Bancorp and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of earnings, shareholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2007 and the effectiveness of internal control over financial reporting as of December 31, 2007, which report appears in the December 31, 2007, Annual Report on Form 10-K of First Community Bancorp.

                      /s/ KPMG LLP

Los Angeles, California

February 28, 2008

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  Exhibit 23.1